Exhibit 10.6

CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED
AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

EQUIPMENT PURCHASE AND SUPPLY AGREEMENT

1.                                       PARTIES

This Equipment Purchase and Supply Agreement (“Agreement”) is entered into by Deposition Sciences, Inc. (“DSI”), an Ohio corporation with its principal place of business at 3300 Coffey Lane, Santa Rosa, CA 95403, and Fiberstars, Inc., a California corporation (“FIBERSTARS”) with its principal place of business at 32000 Aurora Road, Solon, OH 44139.

2.                                       RECITALS

2.1                                 FIBERSTARS.  FIBERSTARS is in the business of supplying fiber optic lighting systems to industry and end users.  FIBERSTARS is engaged in developing and marketing the CPC reflector, as described in the attached Exhibit A, which is used in the Fiberstars EFO fiber optic lighting systems.

2.2                                 DSI.  DSI has experience in and is in the business of providing optical thin film coatings, specifically, the deposition of optical thin films by low pressure chemical vapor deposition.

2.3                                 Purpose.  FIBERSTARS and DSI desire to enter into a mutually beneficial commercial relationship through the purchase of the MACHINE by FIBERSTARS and the engagement of DSI to produce Coated CPCs using the MACHINE.

3.                                       DEFINITIONS

3.1                                 Coated CPC.  “Coated CPC” shall mean a CPC on which a Coating has been applied.

3.2                                 Coating.  “Coating” shall mean a mutually agreed multilayer coating system deposited on the surface(s) of agreed substrata using DSI’s low pressure chemical vapor deposition (“LPCVD”) process, the purpose of which is to maximize the visual reflectance from this surface of the substrata.

3.3                                 Coating Specifications.  “Coating Specifications” shall mean the materials and physical properties of the Coating as set forth on the attached Exhibit A.  Modifications or additions to such Coating shall require the mutual agreement of the parties as reflected in an amendment to this Agreement.

3.4                                 CPC.  “CPC” shall mean a quartz compound parabolic reflector substrate, or other mutually agreed substrata, as described in the attached Exhibit B and supplied by FIBERSTARS.  Modifications or additions to such description shall require the mutual agreement of the parties as reflected in an amendment to this Agreement.

September 19 Final

3.5                                 DSI Technology.  “DSI Technology” shall mean all tangible and intangible know-how, trade secrets, inventions (patented and unpatented), data, and other information relating to the design, fabrication, assembly, and operation of the MACHINE and the processes employed on the MACHINE by DSI to apply the Coating on CPCs.

3.6                                 Equipment.  The various items of component equipment supplied by third party vendors which DSI has incorporated into the MACHINE and which may hereafter be added to or incorporated into the MACHINE will be collectively referred to as the “EQUIPMENT.”  The term MACHINE will be inclusive of all EQUIPMENT.

3.7                              Machine.  “MACHINE” shall mean DSI’s LPCVD Machine 104 that DSI is presently using to apply Coatings for FIBERSTARS, as more particularly described in Exhibit C, and purchased from DSI by FIBERSTARS pursuant to this Agreement.

3.8                                 Technical Documentation.  Engineering drawings, technical manuals and other technical documents describing the operation and maintenance of the MACHINE, sufficient for reasonably trained and qualified FIBERSTARS’ personnel to properly and effectively operate and maintain the MACHINE without the assistance of DSI, will be collectively referred to as the “TECHNICAL DOCUMENTATION.”

3.9                                 Technical Training.  Training on the use of the MACHINE to apply Coatings on CPCs will be referred to as the “TECHNICAL TRAINING.”

3.10                           Technical Services.  Technical guidance available to FIBERSTARS from DSI during the installation, trial operations and testing of the MACHINE at a FIBERSTARS facility, as well as other engineering services, will be collectively referred to as the “TECHNICAL SERVICES.”

4.                                      PURCHASE AND SALE OF THE MACHINE

4.1                                 Machine.  DSI hereby agrees to sell, and, subject to inspection and acceptance as provided in Section 5.1, FIBERSTARS hereby agrees to purchase the MACHINE, subject to the terms and conditions of this Agreement.  The MACHINE is being sold in an “as is” condition, without any warranty, express or implied, except as provided in Paragraph 7.2.

(a)  Technical Documentation.  At the time the MACHINE is delivered to FIBERSTARS’ facility, and FIBERSTARS has paid DSI the license fee if required by Paragraph 9.3, below, FIBERSTARS may order the TECHNICAL DOCUMENTATION from DSI, and DSI will provide it, at DSI’s then prevailing hourly rates and reimbursable expense policies, with the total price thereof not to exceed *** ($***) Dollars.  FIBERSTARS shall treat the TECHNICAL DOCUMENTATION as “DSI Confidential Information”, as such term is defined in Paragraph 10, and shall restrict its disclosure to third parties in the manner required by Paragraph 10.

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The TECHNICAL DOCUMENTATION shall set forth information regarding the DSI PROCESS.  The TECHNICAL DOCUMENTATION shall be prepared in the English language and shall refer to the English measurement system normally used by DSI.  The following number of sets shall be provided:

(i)                  drawings and diagrams, as applicable – two sets.

(ii)               textual documentation, as applicable – two sets.

(iii)            One electronic copy of the TECHNICAL DOCUMENTATION, prepared using MicroSoft Word and other mutually agreeable and commercially available software.

DSI shall deliver to Licensee the TECHNICAL DOCUMENTATION at least fifteen (15) days prior to delivery of MACHINE 104 under this Agreement.  Licensee shall inspect the TECHNICAL DOCUMENTATION for completeness within fifty (50) days after the date of its receipt, and promptly will advise DSI if Licensee discovers that it is not complete.  Notwithstanding the foregoing, if errors, in the Technical Documentation are discovered, DSI promptly will correct them, and DSI also will provide up to *** hours of TECHNICAL SERVICES via telephone, without charge and designed to overcome any such inaccuracy so that the period during which Licensee’s use of the Machine is adversely affected by any such inaccuracy is a short as possible.  If Licensee requests that DSI provide on-site TECHNICAL SERVICES to make the machine operational, DSI will provide such TECHNICAL SERVICES at its standard hourly rates, plus actual, reasonable travel and living expenses.  DSI will discount the first $*** of such Technical Services by ***%.

(b)                                 Technical Training.  At the time the MACHINE is delivered to a FIBERSTARS’ facility, and FIBERSTARS has paid DSI the applicable license fee if required by Paragraph 9.3, below, DSI will provide, without additional charge, up to sixty (60) hours of TECHNICAL TRAINING to FIBERSTARS’ personnel.  FIBERSTARS may also retain the services of DSI at DSI’s then prevailing hourly rates and reimbursable expense policies to provide, and DSI will provide, additional TECHNICAL TRAINING to FIBERSTARS’ personnel.

(c)                                  Technical Services.  At the time the MACHINE is delivered to FIBERSTARS’ facility, and FIBERSTARS has paid DSI the license fee if required by Paragraph 9.3, below, FIBERSTARS may retain the services of DSI, at DSI’s then prevailing hourly rates and reimbursable expense policies, to provide TECHNICAL SERVICES to FIBERSTARS.

4.2                                 Site Preparation.  The proper and timely construction of the installation site for the MACHINE at FIBERSTARS’ facility and the process support services (infrastructure for water, power, etc.) shall be the responsibility of FIBERSTARS and shall conform to the written site and infrastructure requirements provided by DSI.  Within thirty (30) days following its receipt of Fiberstars’ written request, DSI will deliver to FIBERSTARS, in writing, the site and infrastructure requirements.  In the event FIBERSTARS retains the services of DSI to provide TECHNICAL SERVICES to install the MACHINE at FIBERSTARS’ facility, DSI shall review FIBERSTARS’ installation site to ensure full compliance with such requirements prior to the installation.

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4.3                                 Modification of Terms.  No addition to or modification of the terms and conditions of the purchase and sale of the MACHINE, whether contained in a purchase order or otherwise, shall be binding upon either party unless specifically agreed to by both parties, in writing.

4.4                                 Purchase Price.  The purchase price for the MACHINE and a schedule of payments of the purchase price are set forth in Exhibit D.

4.5                                 Form of Payment.  All payments to be made by FIBERSTARS to DSI for the purchase of the MACHINE shall be made by wire transfer in U.S. Dollars through DSI’s bank, as described in written instructions provided by DSI.

4.6                                 Sale of the Machine by FIBERSTARS.  During the first ten (10) years following the date of this Agreement, (the “Restricted Sale Period”) if FIBERSTARS receives a bonafide third party offer to purchase the MACHINE from a DSI Competitor (as defined in the License), FIBERSTARS shall have the right to sell the MACHINE, and to transfer or sublicense the License to such third party only upon compliance with the following:

(i)                                     FIBERSTARS will provide a written notice of the proposed transaction to DSI, including identifying the proposed purchaser and the agreed price;

(ii)                                  The proposed sale must provide for the delivery of the MACHINE to such third party on a date not less than ten (10) months from the date a copy of such offer is delivered to DSI;

(iii)                               DSI will provide a written notice to FIBERSTARS, either exercising or rejecting this right of first refusal, not less than 45 days after the notice of the foregoing third party purchase offer is delivered to DSI; and

(iv)                              If DSI exercises this right of first refusal, DSI shall purchase the MACHINE from FIBERSTARS, at a price equal to the lesser of (A) the price offered by such third party and (B) the sum of the net book value of the MACHINE and the License, as reflected in FIBERSTARs’ accounting records, determined and payable as of the date of the proposed sale.

After the Restricted Sale Period has expired, FIBERSTARS may sell the MACHINE and transfer the License, without restriction.

5                                          BAILMENT OF THE MACHINE

5.1                                 Bailment.

(a)                                  Not less than thirty days prior to consummation of the Offering (see Section 9.1 below), Fiberstars will inspect the Machine and its operation to assure that the Machine is in good working order, including observing a Coating run.  Within five (5) business days following such inspection, Fiberstars will notify DSI of the results of such inspection and, if

Fiberstars determines that the Machine is in good working order, Fiberstars will accept the Machine in writing.  If Fiberstars determines that the Machine is not in good working order (consistent with the performance of the Machine during 90 days immediately preceding the inspection), DSI shall have thirty days to repair the Machine and, upon its receipt of written notice from DSI that the Machine is in good working order and ready for re-inspection, Fiberstars shall have fifteen (15) days to re-inspect the Machine.  If the inspection reveals that the Machine is still not in good working order, Fiberstars may terminate this Agreement and the License Agreement without further liability.

(b)                                 On and after the sale date of the MACHINE to FIBERSTARS, DSI agrees to take possession of the MACHINE at its Santa Rosa facility and use the MACHINE for the purpose of applying Coatings on CPCs and other agreed substrata, if any, for the Term of this Agreement, or until the bailment is terminated by FIBERSTARS, whichever first occurs.    Title to the MACHINE shall remain vested in FIBERSTARS during the period of this bailment.  FIBERSTARS shall have the right to inspect the MACHINE during DSI’s normal business hours upon delivery of reasonable prior notice.  DSI shall not acquire by this Agreement any right, title or interest, legal or equitable, in the MACHINE except for what is granted under the terms of this Agreement.

5.2                                 Operational Costs.  During the period of bailment, DSI shall maintain the Machine in good working order, and DSI shall pay all costs associated with the ownership, use, maintenance and repair of the MACHINE, including but not limited the replacement of parts, components and EQUIPMENT as required.  FIBERSTARS shall procure and maintain insurance to insure the MACHINE at its purchase price for loss or damage occasioned by fire, theft, negligence or vandalism while the MACHINE is in possession of DSI.  DSI shall, at its cost, maintain the MACHINE in good condition and in accordance with DSI’s standard practices and shall deliver the MACHINE to FIBERSTARS at FIBERSTARS’ expense at the termination of the bailment in such condition, normal wear and tear excepted.

5.3                                 Other Uses of the MACHINE by DSI

(a)                                  DSI shall have the right, at no cost (except as provided in Paragraph 5.3(a)(i) below), to use the MACHINE for its own account and for the account of DSI’s other customers (the “DSI Use”) for periods of time determined in accordance with the provisions of this Paragraph 5.3.  A total of twenty-two (22) shifts during each calendar month (or a prorata portion thereof for a partial month), on the basis of a two (2) shift per day, five (5) day per week schedule, shall be available on the MACHINE to manufacture Coated CPCs for FIBERSTARS (the “FIBERSTARS Use”), with one (1) shift defined as an eight (8) hour DSI work day.  The remaining balance of shifts in each calendar month shall be available for DSI Use, inclusive of additional shifts of MACHINE operation beyond two (2) shifts per day, five (5) days per week as may be initiated by DSI in its sole discretion, and shifts allocated to FIBERSTARS Use but reallocated to DSI Use pursuant to Subparagraphs 5.3(a)(i) and (a)(ii).

(i)                                     If in any calendar month during the first sixty (60) months of the Term the manufacture of Coated CPCs pursuant to accepted Purchase Orders can be completed in less than twenty-two (22) shifts, the remaining number of shifts shall be available for DSI Use.  If in any calendar month during 2006, the FIBERSTARS Use exceeds twenty-two (22) shifts, the number of shifts of FIBERSTARS Use in excess of twenty-two (22) shifts shall be carried over to the following calendar month and made available for DSI Use.  In consideration of the allocation to DSI Use of any such unused shifts, DSI shall pay to FIBERSTARS Five Thousand Dollars ($5,000) per month for the first twelve (12) months of the Term.

(ii)                                  DSI may commence the DSI Use of the MACHINE at any time that all pending, approved Purchase Orders for Coated CPCs have been completed, or at any time after the MACHINE has been idle for eight (8) or more consecutive hours during the course of DSI’s normal day and normal swing shift operations for reasons caused by FIBERSTARS; provided, however, notwithstanding the commencement of DSI Use in any month, DSI shall take such steps as may be necessary to assure that not less than twenty-two (22) shifts remain available for the fulfillment of Purchase Orders from Fiberstars for delivery of Coated CPCs during each of the succeeding months.  FIBERSTARS may further delay DSI’s use of the MACHINE up to two additional shifts by agreeing to pay DSI five hundred dollars ($500) per shift.  Otherwise, DSI and FIBERSTARS shall negotiate in good faith the dates of commencement and termination of the DSI Use of the MACHINE in light of FIBERSTARS’ delivery schedule(s) and the understanding that seven (7) calendar days will be required to re-establish the process of applying Coatings on the MACHINE.

(b)                                 Subject to compliance with the provisions of Paragraph 5.3(a), above, DSI may not use the MACHINE for more than two hundred sixty-four (264) shifts (based upon a manufacturing operation of two (2) shifts per day, five (5) working days per week) measured on an annual basis and without the right to carry over to the succeeding year any unused shifts. Any additional shifts of MACHINE operation initiated by DSI shall be allocated to DSI Use.  DSI shall maintain a usage log for the MACHINE, and these logs will be available for FIBERSTARS’ review during regular business hours.  In the event DSI’s customer for whose benefit the MACHINE is to be used is a classified government entity or agency or the identity of such customer is protected under a written Nondisclosure Agreement, FIBERSTARS agrees that any information of a classified or protected nature shall be deleted from the log prior to disclosure and/or transfer to FIBERSTARS.

5.4                                 Damage to the MACHINE.  FIBERSTARS shall maintain insurance covering loss or destruction or damage to the MACHINE.  DSI shall use the proceeds of such insurance if delivered to DSI by FIBERSTARS to repair, renovate or replace the MACHINE, as directed by FIBERSTARS.  Any deficiency in the amount of insurance proceeds to accomplish any such action shall be paid by FIBERSTARS.  Notwithstanding the foregoing, if the Machine is damaged or destroyed in whole or in part as a result of the negligence or intentional misconduct of DSI, its employees, invitees, agents or contractors, DSI shall be liable to Fiberstars in an amount equal to the cost of repairing or replacing such damage or destruction.

5.5                                 Termination of Bailment.  At the time that the MACHINE is no longer required to manufacture the Coating, and FIBERSTARS has no other need for the MACHINE,

DSI shall have the following rights to purchase the MACHINE: (i) a right of first refusal to purchase the MACHINE at the price set forth in a bona fide, arms length purchase offer from a third party, which offer must provide for the delivery of the MACHINE to such third party on a date not less than ten (10) months from the date a copy of such offer is delivered to DSI; or (ii) in the absence of any such third party offer, the right to purchase the MACHINE at its then depreciated book value as reflected in FIBERSTARS’ accounting records.  In connection with the foregoing right of first refusal, DSI will provide a written notice to FIBERSTARS, either exercising or rejecting such right of first refusal, not less than 45 days after the notice of the foregoing third party purchase offer is delivered to DSI.  If neither a third party offer is delivered to DSI nor a written notice of DSI’s exercise of its purchase option is delivered to FIBERSTARS within thirty (30) days after the last of FIBERSTARS’ purchase order has been filled, DSI shall ship the MACHINE, at FIBERSTARS’ cost, to a location designated by FIBERSTARS, and shall provide the TECHNICAL TRAINING and, to the extent purchased by FIBERSTARS, the TECHNICAL DOCUMENTATION and the TECHNICAL SERVICES.

6.                                       PURCHASE OF COATINGS

6.1                                 Purchase and Sale.  Pursuant to the terms and conditions of this Agreement, DSI agrees to provide, and FIBERSTARS agrees to purchase, the materials and labor to apply Coatings on CPCs to produce Coated CPCs that are ordered by FIBERSTARS during the Term of this Agreement.  The unit prices for the first five (5) years of the Term are set forth in Exhibit E Other Coated   products that may be required by FIBERSTARS during the Term may be added by an amendment to this Agreement.  All unit prices shall be exclusive of taxes, duties, tariffs, freight charges, and in transit insurance, the payment of which shall be the responsibility of FIBERSTARS.

6.2                                 Unit Prices.  The range of anticipated annual volumes and corresponding unit prices for minimum quantity orders of *** (***) or more Coated CPCs are set forth in Exhibit E.  The unit price for a Coating after the five (5) year anniversary of this Agreement shall be negotiated and agreed to by the parties.  The parties further agree to negotiate in good faith the unit price for a Coating for annual quantities below *** (***) or greater than *** (***), and for order quantities less than *** (***) Coated CPCs; provided that no minimum annual quantity shall apply during the period ending December 31, 2006.

6.3                                 Purchase Orders.  FIBERSTARS shall initiate each order for Coated CPCs by the delivery to DSI of a written purchase order (the “Purchase Order”), setting forth the quantity to be ordered, the applicable unit price, and requested delivery date(s).  Acceptable delivery dates are a function of order quantities and shall be by mutual agreement, negotiated in good faith; provided, however, that each Purchase Order must be received by DSI at least thirty (30) days prior to the earliest of the requested delivery dates.  DSI shall commence delivery of the Coated CPCs within thirty (30) days after its acceptance of each Purchase Order, and will complete and deliver Coated CPCs in the volumes and at the times agreed to by the parties.

6.4                                 Acceptance of Orders.  Each Purchase Order shall be deemed to be an offer by FIBERSTARS to purchase from DSI the materials and services to apply the Coating on CPCs provided by FIBERSTARS pursuant to the terms of this Agreement, to the exclusion of any

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

additional or contrary terms set forth in the form of Purchase Order or any other document submitted by FIBERSTARS, and shall be subject to acceptance in writing by DSI within five (5) business days following its receipt by DSI.  If DSI does not respond to the Purchase Order within the required time, it shall be deemed to be accepted.  If Fiberstars requests delivery dates not earlier than the end of the calendar month following the month of the Purchase Order, and if Fiberstars complies with the other applicable provisions of this Agreement (including timely delivery of appropriate supplies of uncoated CPCs, DSI will accept such Purchase Orders within five (5) days following receipt thereof.  All Purchase Orders shall include a certification by FIBERSTARS that the CPCs have been cleaned in accordance with the FIBERSTARS’ procedure attached here to as Exhibit  H.

6.5                                 FIBERSTARS Supplied Substrates.  Not less than eighteen (18) calendar days prior to the earliest of the requested delivery dates in a Purchase Order, FIBERSTARS will deliver to DSI a quantity of unCoated CPCs equal to the scheduled delivery quantity of Coated CPCs, plus a mutually agreed upon yield loss overage, to be determined as follows.  The initial yield loss overage percentage shall be 50%.  In January and July of each calendar year during the term of this Agreement, the parties will review the actual yield statistics for the prior six months and will set the yield loss overage for the ensuing six months as a percentage equal to the lesser of the actual yield loss overage percentage in the preceding six-month period or 50%.  DSI will perform an incoming inspection on a sample of CPCs delivered by FIBERSTARS for coating, with the sample size and sampling plan to be determined by DSI.  If the delivered CPCs fail the incoming inspection, DSI will promptly notify FIBERSTARS in writing, describing in reasonable detail the results of such inspection.  In such event, and at Fiberstars’ request, DSI will provide ultrasonic cleaning of such unCoated CPCs at the rates reflected in Exhibit G, subject to a non-recurring tooling charge reflected in Exhibit G.  The obligation of DSI to meet its delivery commitments will be subject to and conditioned upon the timely receipt from FIBERSTARS and acceptance at DSI’s incoming inspection of the required quantity of unCoated CPCs, cleaned in accordance with FIBERSTARS’ procedure specified above, (or, if applicable, cleaned by DSI) and meeting the physical characteristics described in the attached Exhibit A.  FIBERSTARS shall bear all risk of loss and damage to such CPCs furnished for coating prior to their receipt by DSI.  Thereafter, DSI shall bear all risk of loss and damage to such CPCs while in DSI’s possession.

6.6                                 Delivery.  All deliveries of the Coated CPCs shall be in FIBERSTARS’ original packaging and shall be FOB DSI’s shipping dock.  Title to the Coatings and all risk of damage to or loss of the Coated CPCs shall pass to FIBERSTARS upon delivery of the Coated CPCs to the carrier designated by FIBERSTARS. All in-transit insurance premiums, freight charges and other expenses of delivery shall be at FIBERSTARS’ expense.    Acceptance of the Coated CPCs by FIBERSTARS shall occur within thirty (30) days after delivery to FIBERSTARS.  Failure to inspect and reject nonconforming items shall be deemed acceptance by FIBERSTARS with full responsibility for payment.

6.7                                 Payment.  DSI will issue to FIBERSTARS an invoice for the Coated CPCs upon their delivery to a carrier designated by FIBERSTARS for immediate shipment to FIBERSTARS.  FIBERSTARS will pay invoices prepared and delivered in accordance with this

Agreement within forty-five (45) days following receipt thereof.  If FIBERSTARS has a good faith dispute concerning any portion of an invoice from DSI, FIBERSTARS will, within such forty-five (45) day period, pay the undisputed portion, deliver a written notice to DSI describing in reasonable detail the reasons why the invoice is disputed, and may withhold the disputed portion pending resolution of the dispute in accordance with the provisions of Paragraph 11.9, below.  If undisputed amounts are paid when due, DSI agrees that it may not withhold performance of any of its obligations under this Agreement.  If an undisputed amount or any disputed amount that is later determined to have been payable is not paid when due, DSI will provide a written notice thereof to Fiberstars, and Fiberstars will pay such amount within twenty (20) additional days following receipt of such notice.  Any such amounts that are not paid within the foregoing timeframe shall be “Delinquent”.  Delinquent amounts shall incur a late charge of one and one half percent (1½%) per month. If any amount is Delinquent, that shall be deemed a breach of a material provision of this Agreement and may be grounds for termination pursuant to Paragraph 9.2(b).  In addition, if amounts disputed by FIBERSTARS and withheld are later determined to have been payable to DSI, FIBERSTARS also will pay interest to DSI on such amounts at a rate equal to the Prime Rate (as published in the Wall Street Journal) plus 2.0% per annum.

6.8                                 Coating Process.  DSI will maintain a manufacturing process in the MACHINE for the deposition of Coatings on CPCs that is equivalent to or of a higher quality than the manufacturing process currently used by DSI to produce Coatings for FIBERSTARS.  Personnel assigned to manufacture the Coated CPCs will be fully trained and qualified to operate the MACHINE and produce the Coated CPCs in compliance with such process.  Should FIBERSTARS decide to fund research and development for improvements to such process, the details of such funding, the scope of the research and development, the procedures by which any modifications are to be incorporated into the process utilized for the manufacture of Coatings under this Agreement, and the ownership of such improvements shall all be documented in a separate agreement between FIBERSTARS and DSI.  Without the prior written consent of FIBERSTARS, DSI will not alter the process temperature or the precursor flow rate or the diluent flow rate by more than fifteen percent (15%), the processes for precleaning and post-annealing, and the method for metering precursors.  All other process changes for manufacturing the Coated CPCs may be made at the discretion of DSI without the consent of FIBERSTARS.

6.9                                 Quality Assurance.  DSI shall perform quality assurance tests and inspections as it deems reasonably necessary to screen Coated CPCs prior to shipment.  Records of relevant manufacturing parameters and quality assurance data on a run-by-run basis will be made available to FIBERSTARS upon request.

6.10                           Specification Changes.  FIBERSTARS and DSI anticipate that it may be desirable during the term of this Agreement to amend the specifications of the Coatings.  Such amendments to the specifications shall be made by mutual agreement of DSI and FIBERSTARS.  FIBERSTARS shall issue engineering change orders to document such mutually agreed amendments, and such change orders shall be included in Exhibit A by amendment to this Agreement.  If such specification changes require or allow a change in pricing, such pricing changes shall be by mutual agreement and shall be reflected in a revision to Exhibit E pursuant to an amendment to this Agreement.

6.11                           Forecasts.  At least quarterly, FIBERSTARS shall provide DSI with a three (3) month forecast and a twelve (12) month rolling forecast of the quantities of the Coated CPCs that FIBERSTARS expects to order during the period covered by such forecasts.

7.                                       REPRESENTATIONS AND WARRANTIES

7.1                                 Intellectual Property Representation.   Each of the parties represents and warrants to the other that: (i) it owns all right, title and interest in its technology, which as to FIBERSTARS constitutes the specifications and uses of the Coatings and the Coated CPCs, and as to DSI constitutes the MACHINE and the process and manufacturing technologies to apply Coatings using the MACHINE; (ii) its technology does not infringe or constitute a misappropriation of any intellectual property rights of any third party; and (iii) it has not entered into any agreement inconsistent with this Agreement or has not otherwise granted to any third party any rights inconsistent with the rights granted to the other party under this Agreement.  No rights to technology or proprietary data are created or transferred by this Agreement.  DSI’s current technology, processes, equipment (other than the EQUIPMENT), procedures and technology it may develop during the term of this Agreement that is not the result of a joint development effort with FIBERSTARS, remain the exclusive property of DSI.

7.2                                 DSI Warranties.

(a)                                  DSI represents and warrants that it is the owner of the MACHINE and the related TECHNICAL DOCUMENTATION free and clear of any and all liens, claims and encumbrances of any kind.

(b)                                 DSI warrants to FIBERSTARS for a period of twelve (12) months from the date of shipment that the Coated CPCs supplied by DSI under this Agreement shall conform to their applicable specifications and shall be free of all liens, security interests and other claims of third parties.

DSI MAKES NO OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS EXPRESSLY SET FORTH IN THE FOREGOING WARRANTIES.  IN NO EVENT SHALL DSI BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE COATED CPCs DELIVERED HEREUNDER.

(c)                                  All Coated CPCs which FIBERSTARS considers defective shall be returned to DSI’s plant, transportation costs prepaid by FIBERSTARS.  The risk of loss of the Coated CPCs shipped to DSI on a warranty claim will be borne by FIBERSTARS.  If Coated CPCs have been returned without cause and are still serviceable, FIBERSTARS will be notified and the Coated CPCs returned at FIBERSTARS’ expense.  DSI shall bear the cost of testing and examination, if any, with respect to Coated CPCs so returned.  DSI’s sole and exclusive liability and FIBERSTARS’ sole and exclusive remedy with respect to warranty claims for defective Coated CPCs under this Agreement shall be, at DSI’s election, the repair or replacement of any nonconforming Coatings, or a credit to FIBERSTARS’ account.  These remedies are available only if DSI is notified in writing by Buyer within the warranty period of the discovery of nonconformities, and such nonconformities actually exist and persons not authorized by DSI have not (a) repaired, worked on, or altered the Coated CPCs in a manner that degrades or damages the stability, reliability, or proper operation of such Coated CPCs or (b) misused or negligently handled such Coated CPCs.

7.3                                 Indemnification.  Each party shall indemnify and hold harmless the other party, and its officers, directors, shareholders, employees and agents, from and against all claims, damages, losses, liabilities, suits and expenses (including reasonable attorneys’ fees) arising out of or by reason of any breach by such party of any of the intellectual property representations made by it in Paragraph 7.1.

8.                                       RIGHTS TO INTELLECTUAL PROPERTY

8.1                                 Existing Intellectual Property.  Patents of any country assigned or issued to either party, which patents claim inventions developed prior to the Effective Date, and inventions, patentable and unpatentable, that were developed by either party prior to the Effective Date, the subjects of which are necessary for the manufacture of Coatings, shall remain the property of the originating party.

8.2                                 New Intellectual Property.  Unless otherwise expressly set forth in this Agreement, all intellectual property and all patents throughout the world resulting from the work performed by DSI during the course of manufacturing the Coated CPCs pursuant to the provisions of Section 6 shall be owned by DSI.  However, ownership of intellectual property resulting from research and development separately funded by FIBERSTARS pursuant to Paragraph 6.9 shall be determined in accordance with the provisions of the separate agreement for such work.

8.3                                 Jointly Developed Intellectual Property.  All technical information, including know-how, developed jointly by employees of both parties as a result of the performance of their respective obligations pursuant to this Agreement and necessary for the manufacture of the Coating shall be jointly owned by both parties.

9.                                       TERM AND TERMINATION

9.1                                 Term.  The term of this Agreement (the “Term”) shall commence, if at all, upon the date of consummation of the Offering, as such term is defined in the Master Services Agreement dated September 19, 2005, between FIBERSTARS and ADLT (the “Effective Date”) and shall remain in effect until terminated by the written consent of both parties, by FIBERSTARS upon the delivery to DSI of a ten (10) month prior written notice, by DSI upon the delivery to FIBERSTARS of a nine (9) month prior written notice, or by either party pursuant to Paragraph 9.2.

9.2                                 Termination for Cause.  This Agreement may be earlier terminated in accordance with the following provisions:

(a)                                  Either party may terminate this Agreement at any time by the delivery of a written notice to the other party, which notice shall be effective upon receipt, if the other party files a petition for any type of bankruptcy, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation, or becomes the subject of a receivership.

(b)                                 Either party may terminate this Agreement by the delivery of written notice to the other party, which notice shall be effective upon receipt, in the event the other party is in breach of a material provision of this Agreement and has failed to cure such breach within sixty (60) days after the date such notice of breach is received; provided, however, that if the nature of the breach is such that it cannot reasonably be cured within such sixty (60) day period, the breaching Party shall not be deemed in breach if it commences the cure within such sixty (60) day period and thereafter diligently prosecutes the cure to completion.  The breach of a material provision of this Agreement shall include, but not be limited to: (i) late or nonpayment of amounts under a DSI invoice not subject to a timely dispute; and (ii) a breach of the confidentiality provisions of Paragraph 10.

9.3                                 Consequences of Termination.  Upon the expiration or earlier termination of this Agreement, all Purchase Orders then accepted by DSI shall be completed through the delivery of the ordered Coated CPCs and the payment of DSI’s invoices.  All technical information, including but not limited to know-how, provided by one party to the other during the term of this Agreement shall be returned at the request of the party who provided such information.

In the event of the unilateral termination of this Agreement by FIBERSTARS under the provisions of 9.2(a), or in the event of termination by DSI under the provisions of Paragraphs 9.2(a) or 9.2(b), or in the event of termination by FIBERSTARS under the provisions of Paragraph 9.1, where DSI and the trustee in bankruptcy, if any, do not reject the Agreement under Section 365(n) of the Bankruptcy Act and DSI, the trustee in bankruptcy and any successor to DSI agree to fully perform DSI’s obligations under the Agreement (“Bankruptcy Conditions”), and upon receipt by DSI from FIBERSTARS of a licensee fee in the amount of *** Dollars ($***), DSI will grant to FIBERSTARS a limited license to the DSI Technology, as set forth in Exhibit F of this Agreement, and DSI will transfer the MACHINE to a facility specified by FIBERSTARS at FIBERSTARS’ expense.  In the event of the unilateral termination by DSI under the provision of Paragraph 9.1, DSI shall grant such limited license to FIBERSTARS upon receipt by DSI from FIBERSTARS of a license fee in the amount of *** Dollars ($***).  In the event of termination by FIBERSTARS pursuant to Paragraph 9.2(b), or if FIBERSTARS terminates the Agreement under the provisions of Paragraph 9.2(a) and all of the Bankruptcy Conditions are not fully satisfied, such limited license shall be granted to FIBERSTARS without the payment of a license fee.

10.                                 CONFIDENTIALITY

During the term of this Agreement it is anticipated that each party will be exposed to proprietary information and intellectual property concerning the other party’s business, products, technology, customers, marketing and sales plans, and related information that is of substantial

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value to the party owning it, which value would be impaired if such information were disclosed to others.  This information is referred to as “Confidential Information.”  “Confidential Information of FIBERSTARS” includes, but are not limited to, marketing plans, product designs, and specifications of CPCs and Coatings as set forth in Exhibits A and B.  “Confidential Information of DSI” includes, but are not limited to, information concerning the MACHINE as set forth in Exhibit C, marketing and sales plans, coating designs, machine designs, and technology, processes and tooling for the manufacture of Coatings.

For a period of five (5) years following the termination of this Agreement, each party agrees not to disclose or otherwise make the other party’s Confidential Information available to third parties or to make any use of such Confidential Information except as contemplated in this Agreement.  Each party further agrees to restrict access to the other party’s Confidential Information to employees who have a need to know in order to fulfill the provisions of this Agreement and who have signed confidentiality agreements with their employer.  Each party shall give notice to the other party of information disclosed to such other party which the disclosing party deems Confidential Information as follows: all written confidential information shall be labeled as such; all verbal Confidential Information shall be reduced to writing and sent to the receiving party within thirty (30) days after the verbal disclosure. If either party is in doubt as to whether or not certain information is confidential, it shall request and receive written clarification from the other party before disclosing such information.

Each party will treat and safeguard the Confidential Information received from the other party, whether verbally or in writing (provided that it is properly identified as such as provided above), in the same manner as the receiving party safeguards its own Confidential Information but in no event using less than reasonable efforts to safeguard such Confidential Information from disclosure.  The restrictions against disclosure or unauthorized use of Confidential Information shall not apply to:

(a)                                  Information which, through no breach of the receiving party’s obligations hereunder, is in the public domain, revealed in published technical articles or other printed publications, or inherently revealed by products on the market, the sale of which is not a violation of the terms of this Agreement or subsequent production contracts or purchase orders;

(b)                                 Information already known to the receiving Party prior to the date of this Agreement and not subject to any similar obligation of the receiving party in any other agreement with the disclosing party, as shown by documentary materials;

(c)                                  Information which is or becomes rightfully available to the receiving party from a source other than the disclosing party, which has no confidentiality obligation to the disclosing party in respect thereto;

(d)                                 Information the receiving party is obligated to produce as a result of a court order; and

(e)                                  Information which, by prior agreement, the disclosing party agrees may be disclosed.

If the receiving party intends to rely upon any of the foregoing exceptions in order to disclose or use Confidential Information for purposes other than those identified in this Agreement, the receiving party agrees to discuss the basis for such reliance with the disclosing party prior to any disclosure or use.

At the request of the disclosing party, the receiving party shall return to the disclosing party all writing and documents containing Confidential Information that are in the possession of the receiving party, except for one copy retained for archival purposes.  At such time, the receiving party also will make reasonable efforts to locate and destroy electronic copies of such Confidential Information, except that one electronic copy also may be retained for archival purposes.

11.                                 MISCELLANEOUS

11.1                           Force Majeure.  If the performance of this Agreement by either party should be prevented, delayed, restricted, or interfered with by any man-made or natural catastrophe, including but not limited to strikes or other labor disturbances (not including strikes or labor disturbances involving the employees of the party seeking to rely on this provision to excuse non-performance), embargoes, fire, explosion, acts of war, unforeseeable government action or inaction, the unavailability of materials supplied by third parties, or any other circumstance outside the control of the parties, then the party so affected shall, upon giving prompt notice of the same, be excused from such performance to the extent of such prevention, delay, restriction, or interference provided that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and promptly resume performance hereunder when such causes have been removed.  Upon such circumstances arising, the parties shall promptly consult as to what (if any) modifications to the terms of the Agreement may be required to arrive at an equitable solution; and, if such nonperformance appears likely to continue for an extended period of time and the affected party’s nonperformance appears likely to cause serious hardship to the other party, such party may terminate this Agreement by giving thirty (30) days written notice to the other party.

11.2                           Assignment.  Neither Party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other Party; provided, however, that a successor in interest by merger, by operation of law, assignment, purchase or otherwise of the entire business of either Party shall acquire all rights and obligations of such Party. Any prohibited assignment shall be null and void.  Provided that DSI obtains the prior written consent of FIBERSTARS, (i) DSI shall have the right to assign this Agreement and to relocate the MACHINE to an entity in India formed under the laws of India that is owned and controlled by DSI and/or ADLT; and (ii) DSI shall have the right to assign this Agreement and to relocate the MACHINE to an entity in India formed under the laws of India that is a joint venture among DSI and/or ADLT and a third party.  In either case, this Agreement will not be terminated, DSI shall remain fully liable to FIBERSTARS for the timely and proper performance of the Agreement by such assignee, and the license fee referred to in Paragraph 9.3(a) will not be payable by FIBERSTARS. If FIBERSTARS unreasonably withholds its consent to either assignment described in (i) or (ii), and DSI terminates this Agreement under Paragraph 9.1, a license fee in the amount of *** Dollars ($***) will be payable by FIBERSTARS.

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11.3                           Applicable law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, excluding its laws relating to the conflict of laws and the choice of laws.

11.4                           Notice.  Any notice required to be given under this Agreement shall be in writing and may be served either by personal delivery, telex, facsimile transmission, telegram, certified or registered air mail (return receipt requested and postage prepaid) or express delivery service addressed to the parties respectively at the following addresses.

DSI or ADLT:

Deposition Sciences, Inc

3300 Coffey Lane

Santa Rosa, CA 95403

Attention:  Eric Krisl, Vice President

Fax:  (707) 573-6748

FIBERSTARS:

Fiberstars, Inc.

32000 Aurora Road

Solon, OH  44139

Attention: Roger Buelow, Chief Technology Officer

Fax:  (440) 519-1038

or such other address, facsimile, or telex number as the parties may later designate by written notice to each other.  All notices delivered in accordance with this Paragraph 8.4 shall be effective as of the date of receipt by the notified party.

11.5                           Modifications.  This Agreement may not be amended, supplemented, released, discharged, abandoned, changed, or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of each of the parties.

11.6                           Entire Agreement.  The terms and provisions set forth in this Agreement constitute the entire and only agreement between FIBERSTARS and DSI with respect to this subject matter, and cancel all preexisting agreements, contracts or understandings between them in respect to the same.  Headings used in this Agreement are only for convenience and are not to be used in the interpretation of this Agreement.

11.7                           Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance should, for any reason and to any extent, be invalid, unenforceable or illegal, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be effected thereby, but rather shall be enforced to the greatest extent permitted by law, and a rapid remedy sought for the provision found to be at fault.

11.8                            No Partnership.  This Agreement does not create a relationship of joint venture, employment, partnership, or agency between FIBERSTARS and DSI.

11.9                           Dispute Resolution.  In the event a dispute, claim or controversy arises between the parties relating to the validity, interpretation, performance, termination or breach of this Agreement (collectively, the “Dispute”) the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies.  If within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the Dispute shall be resolved through final and binding arbitration at the request of either party.

The arbitration shall be conducted by a single arbitrator in the City of Santa Rosa, California, in accordance with the laws of the State of California, and the then-current commercial arbitration rules and supplementary procedures for commercial arbitration of the American Arbitration Association (“AAA”).  The arbitrator shall be selected by the mutual agreement of the parties, or failing such agreement, shall be selected according to the relevant AAA rules.  The parties shall bear the costs of such arbitrator equally.

The prevailing party (as determined in accordance with California civil Code Section 1717) in any such arbitration or in any judicial enforcement or review proceeding shall be entitled to its reasonable attorneys fees and costs in addition to any other amount of recovery ordered by such arbitrator or court. Either party may cause judgment to be entered upon such award in any court of competent jurisdiction.  The duty of the parties to arbitrate any Dispute relating to the interpretation or performance of this Agreement or the grounds for any termination thereof shall survive expiration of this Agreement for any reason.

11.10                      Counterparts.  This Agreement may be executed in two or more counterparts in the English language, and each such counterpart shall be deemed an original.

11.11                     Waiver.  No failure by either Party to take any action or assert any right under this Agreement shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

11.12                     Attorneys’ Fees.  In the event that any action or proceeding is brought to enforce or interpret any term, covenant or condition of this Agreement or to collect damages due to a breach of this Agreement, the prevailing Party in such action or proceeding (whether after trial or appeal) shall be entitled to recover from the Party not prevailing its expenses incurred in such action or proceeding, including reasonable attorneys’ fees and all allowable costs.

1.13                           Headings.  The section and paragraph headings used in this Agreement are for convenience only. They shall not be used to define, limit or interpret this Agreement.

Deposition Sciences, Inc.		Fiberstars, Inc.

By		By	/s/ John M. Davenport

Title	President	Title	CEO

Date: September 19, 2005		Date: September 19, 2005

EXHIBIT A

COATING SPECIFICATIONS

The following is a temporary specification, it will be changed through mutual agreement between DSI and Fiberstars.  A change will occur within the first six months in order to make the specification easier for DSI Operations to test against.

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EXHIBIT B

CPC SPECIFICATIONS

Part # & Description

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All part numbers may be revised as Fiberstars updates part numbers in course of normal documentation control procedures

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EXHIBIT C

LPCVD Machine 104

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EXHIBIT D

MACHINE SALE PRICE AND PAYMENT TERMS

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EXHIBIT E

UNIT PRICES FOR COATED CPCS

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EXHIBIT F

LICENSE AGREEMENT

EXHIBIT G

ULTRASONIC CLEANING RATES

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EXHIBIT H

FIBERSTARS SUBSTRATE CLEANING PROCEDURE

CPC SUBSTRATE PROCESSING

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